AGREEMENT BETWEEN

CXY NIGERIA OIL FIELD SERVICES LTD. (CXY)
ATLAS PETROLEUM INTERNATIONAL (ATLAS) ,
-AND
SUMMIT OIL AND GAS WORLDWIDE LTD (SOGW}

CXY, ATLAS AND SOGW AGREE AS FOLLOWS:

1. ATLAS AND SOGW AGREE TO, AND THE OPERATING COMMITTEE SHALL IMMEDIATELY APPROVE, ALL MATTERS LISTED ON ATTACHED SCHEDULE "A" (INCLUDING ASSOCIATED PO'S) ENTITLED "RESOLUTIONS OF THE OPERATING COMMITTEE".

2. THE ATTACHED ECONOMICS AND CALCULATION PROCEDURES, FROM THE JUNE 21, 1997 LETTER BY CXY (THE COVER LETTER, SCHEDULE "B" AND SCHEDULE "C") ARE APPROVED AS DEMONSTRATING THE SERVICE FEE AND CORPORATE CHARGE.

3. CXY IS RELIEVED FROM DRILLING THE REMAINING OBLIGATORY EXPLORATION WELL. ALL RIGHTS EARNED BY CXY OUTSIDE OF THE EJULEBE DEVELOPMENT BLOCK WITHIN OML-l 09 AREA ARE FORFEITED.

4. THE STORAGE AND HANDLING FEE TO CONOCO ENERGY NIGERJA LTD. WILL BE RENEGOTIATED, THE TARGET BEING $1.00 U.S.D. OR LESS, TO BE ACCOMPLISHED BY JULY 31, 1997.

5. A MINIMUM TOTAL JOINT REVENUE TO ATLAS AND SUMMIT OF $510,000 PER CALENDAR YEAR WILL BE GUARANTEED BY CXY (UNDER SCHEDULE C, CLAUSE 2(E)) DURING THE LIFE OF THE EJULEBE FIELD OR THE SUBCONTRACT IS TERMINATED. IT WILL BE PAYABLE WITHIN 15 BUSINESS DAYS FOLLOWING DECEMBER 31 OF THE RELEVANT CALENDAR YEAR OF PRODUCTION BEGINNING IN THE SECOND CALENDAR YEAR FOLLOWING FIRST PRODUCTION. SUCH PAYMENTS WILL NOT BE COST RECOVERABLE AND PAYMENTS WILL BE PRORATED TO THE NUMBER OF DAYS THAT THE EJULEBE FIELD IS PRODUCING DURING THE RELEVANT YEAR (NON-PRODUCTION DAYS MUST BE 30 CONSECUTIVE DAYS OR
MORE).

6. IF THE EJULEBE FIELD IS NOT PRODUCING WITHIN 15 MONTHS OF THIS AGREEMENT, ALL CORPORATE CHARGES WILL NOT BE CHARGED FROM THE END OF THE 15TH MONTH UNTIL FIRST PRODUCTION.

7. ATLAS AND SOGW SHALL SELECT A BANK FOR THE JOINT ACCOUNT WITHIN 60 DAYS OF BEING FURNISHED A LIST OF SWISS BANKS BY CXY.

DATED THIS 02 DAY OF JULY, 1997.

FOR:
ATLAS PETROLEUM INTERNATIONAL LTD.

SUMMIT OIL AND GAS WORLDWIDE LTD.

CXY NIGERIA OIL FIELD SERVICES LTD.


SOGW OP Comm Resolutions 7.02.97
20F

SCHEDULE  A

RESOLUTIONS OF OPERATING COMMITTEE

I. APPROVAL OF DEVELOPMENT PLAN, CONCEPT PLAN AND ASSOCIATED AFES FOR THE DEVELOPMENT OF THE EJULEBE FIELD:

The Development Plan, Concept Plan and associated AFEs (attached summary) for the development of the Ejulebe Field, summaries of which are attached hereto, are hereby approved.

II. APPROVAL OF DRILLING CONTRACT WITH GLOBAL MARINE LTD. AND ASSOCIATED AFE:

The award of the Contract for Drilling Services between CXY Nigeria Oilfield Services Ltd. and Global Marine Ltd. as assigned to CXY Nigeria Oilfield Services Ltd. by Atlas and the associated AFEs (summaries attached) are hereby approved.

III. APPROVAL OF FACILITY AND RELATED SUPPLEMENTAL AFE:

The Facility AFE and related supplemental (attached summaries) are hereby approved.

IV. APPROVAL OF CONTRACT WITH SERT-BAKER LTD:

The award of the Contract for water injection equipment and services to Sert -Baker Ltd. is hereby approved; and CXY Nigeria Oilfield Services Ltd. is hereby authorised to enter into such contract.

V. CONTRACT FOR ENGINEERING SERVICES FOR PRODUCTION PLATFORM WITH MUSTANG ENGINEERS & CONTRACTORS, INC.: The award of the Contract for Services regarding the engineering of the production platform for the Ejulebe Field between International Capital Corporation Ltd., (being an Affiliate of CXY Nigeria Oilfield Services Ltd.), and Mustang Engineers & Contractors, Inc. is hereby approved; and International Capital Corporation Ltd. is hereby authorised to enter into such contract.

VI. PLATFORM FABRICATION AND INSTALLATION AGREEMENT WITH DICKSON ALUSTEEL JOINT VENTURE:

The award of the contract for the fabrication and installation of the production platform for the Ejulebe Field between International Capital Corporation Ltd., (being an Affiliate of CXY Nigeria Oilfield Services Ltd.), and Dickson Alusteel Joint Venture is hereby approved; and International Capital Corporation Ltd. is hereby authorised to enter into such a contract.

VII. APPROVAL OF STORAGE AND HANDLING AGREEMENT WITH CONOCO ENERGY NIGERIA LTD.

The award of the contract for the storage and handling of production from the Ejulebe Field with Conoco Energy Nigeria Ltd. .is hereby approved subject to the provisions of Clause 4 of this agreement; and CXY Nigeria Oilfield Services Ltd. is hereby authorised to enter into such contract.

SOGW OP Comm Resolutions 7.02.97
20F

SCHEDULE A CONT'D


VIII. APPROVAL OF SERVICE AGREEMENTS WITH AFFILIATES:


The following Affiliates of CXY Nigeria Oilfield Service Ltd. have been requested by CXY Nigeria Oilfield Services Ltd. to perform selected duties and services under the Subcontract. The Operating Committee recognizes and approves the involvement of these Affiliates subject to the provisions of Schedule C, Clause 5 of the Subcontract.

A.       International Capital Corporation Ltd;
B.       Canadian Occidental Petroleum Ltd.;
C.       Canadian Petroleum International Resources Ltd.; and
D.       Canadian Petroleum International Ltd.






SOGW OP Comm Resolutions 7.02.97
20F

SCHEDULE B

June 21, 1997                               Via Fax Ray Crockett (Hand Delivery)

Atlas Petroleum International Ltd., 1B, Ibiyinka Olorunnimbe Close, On Amodu Ojkutu Street, Victoria Island Lagosn Nigeria


ATTENTION: PRINCE ARTHUR EZE


Dear Sir:

RE:      FEDERAL REPUBLIC OF NIGERIA
         OML 109
         CASH FLOW FORECASTS


Attached are the cash flows in detail that you have requested. As you know, there are many assumptions in a cash flow forecast, including prices and reserves. These assumptions are outlined as follows:

Prices:                    $18/bbl for Nigerian crude escalated at 3% per year.


Inflation:                 3%
Operating                  Expenses: Composed of a variable: $1.57/bbl includes
                           the Conoco tariff, chemicals, treating costs, fuel
                           costs, electricity and other items of a variable to
                           throughput, and Fixed which includes platform
                           operating expenses such as living accommodation and
                           supplies, technical and administration expenses.

CAPITAL EXPENSE                1996                  1997                      1998
-----------------------------------------------------------------------------------
Drilling                       Note 1                 15.0                     3.6
                                                       5.5                       -
                                                       1.5                     7.7

Subtotal:
                                                      22.0                    11.3

Facilities:                    Note 1                 13.0                    34.4
                                                      ----                    ----



Note 1: The 1996 capital breakdown is as per Rha Dawood's Progress sheet as of Dec 31, 1996.

SOGW OP Comm Resolutions 7.02.97
20F

From the attached spreadsheet we would point out the following over the life of the project

                                                     $MM
------------------------------------------------------------

Gross Revenues:                                      369
         Royalties:                                   68
                                                      --
         Net Revenue:                                301

Capital Costs:                                       102
Past Costs Reim.:                                     10
Operating Costs:                                      92
                                                      --

SubTotal:                                            204

Remainder: 97 to be split plus 10 reimbursement

Atlas/SOGW Share:          50.4 (40.4+10)
CXYN Share:                 58.4 less non-recoverable G&A of 6.0

It should be noted that income taxes are also a part of the netback calculation. These are company specific but will be in addition to the royalties paid to the government.

We have already pointed out the need for quick decisions. We sincerely hope that this information will be useful to reaching the necessary recommendations and decisions required for proceeding. We also have pointed out that these are forecasts. Reserves and price changes make a significant difference to all our cash flows but at this time we feel this is a best estimate.

We hope that you will find these attachments useful.

Yours truly,

CANADIAN PETROLEUM INTERNATIONAL RESOURCES LTD.

Gord Harris
Region Manager, Africa
Gh/dm
Cc:      Ray Crockett - CPFSNL
         Atlas/SOGW Operating Committee
         Dr. Okey Eze - Atlas Petroleum
         Emeka Okafor - Atlas Petroleum
         Bob Cowen - SOGWN
         Scott Larsen - SOGW
         John Fleming - Profco Resources


SOGW OP Comm Resolutions 7.02.97
20F